                                                                    EXHIBIT 4.14





                                MCN CORPORATION

                                      AND

                            THE CHASE MANHATTAN BANK


                                PLEDGE AGREEMENT


                           Dated as of March __, 1997

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Section 1.       Definitions  . . . . . . . . . . . . . . . . . . . . . .     2

Section 2.       Pledge; Control and Perfection . . . . . . . . . . . . .     6
Section 2.1.     The Pledge . . . . . . . . . . . . . . . . . . . . . . .     6
Section 2.2.     Control and Perfection . . . . . . . . . . . . . . . . .     7

Section 3.       Distributions on Pledged Collateral  . . . . . . . . . .     8

Section 4.       Substitution, Release, Repledge and
                 Early Settlement of Preferred Securi-
                 ties . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 4.1.     Substitution of Preferred Securities and
                 the Establishment of Growth PRIDES   . . . . . . . . . .    10
Section 4.2.     Pledge of Preferred Securities and Re-
                 establishment of Income PRIDES . . . . . . . . . . . . .    10
Section 4.3.     Termination Event  . . . . . . . . . . . . . . . . . . .    11
Section 4.4.     Cash Settlement  . . . . . . . . . . . . . . . . . . . .    12
Section 4.5.     Early Settlement . . . . . . . . . . . . . . . . . . . .    12

Section 5.       Voting Rights -- Preferred Securities  . . . . . . . . .    14

Section 6.       Rights and Remedies; Investment Company
                 Event; Tax Event etc.  . . . . . . . . . . . . . . . . .    14
Section 6.1.     Rights and Remedies of Collateral Agent  . . . . . . . .    14
Section 6.2.     Tax Event, Investment Company Event, etc.  . . . . . . .    16

Section 7.       Representation and Warranties; Covenants . . . . . . . .    16
Section 7.1.     Representations and Warranties . . . . . . . . . . . . .    16
Section 7.2.     Covenants  . . . . . . . . . . . . . . . . . . . . . . .    17

Section 8.       The Collateral Agent . . . . . . . . . . . . . . . . . .    18
Section 8.1.     Appointment, Powers and Immunities . . . . . . . . . . .    18
Section 8.2.     Instructions of the Company  . . . . . . . . . . . . . .    19
Section 8.3.     Reliance by Collateral Agent . . . . . . . . . . . . . .    19
Section 8.4.     Rights in Other Capacities . . . . . . . . . . . . . . .    20
Section 8.5.     Non-Reliance on Collateral Agent . . . . . . . . . . . .    20
Section 8.6.     Compensation and Indemnity . . . . . . . . . . . . . . .    20
Section 8.7.     Failure to Act . . . . . . . . . . . . . . . . . . . . .    21
Section 8.8.     Resignation of Collateral Agent  . . . . . . . . . . . .    21





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                                                                           Page
                                                                           ----
Section 8.9.     Right to Appoint Agent or Advisor  . . . . . . . . . . .    22
Section 8.10.    Survival . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 8.11.    Indemnity  . . . . . . . . . . . . . . . . . . . . . . .    23

Section 9.       Amendment  . . . . . . . . . . . . . . . . . . . . . . .    23
Section 9.1.     Amendment Without Consent of Holders . . . . . . . . . .    23
Section 9.2.     Amendment with Consent of Holders  . . . . . . . . . . .    24
Section 9.3.     Execution of Amendments  . . . . . . . . . . . . . . . .    24
Section 9.4.     Effect of Amendments . . . . . . . . . . . . . . . . . .    25
Section 9.5.     Reference to Amendments  . . . . . . . . . . . . . . . .    25

Section 10.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . .    25
Section 10.1.    No Waiver  . . . . . . . . . . . . . . . . . . . . . . .    25
Section 10.2.    Governing Law  . . . . . . . . . . . . . . . . . . . . .    26
Section 10.3.    Notices  . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 10.4.    Successors and Assigns . . . . . . . . . . . . . . . . .    26
Section 10.5.    Counterparts . . . . . . . . . . . . . . . . . . . . . .    27
Section 10.6.    Severability . . . . . . . . . . . . . . . . . . . . . .    27
Section 10.7.    Expenses, etc. . . . . . . . . . . . . . . . . . . . . .    27
Section 10.8.    Security Interest Absolute . . . . . . . . . . . . . . .    28

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of March __, 1997 (this "Agreement"), among MCN Corporation, a Michigan corporation, doing business as MCN Energy Group Inc. (the "Company"), The Chase Manhattan Bank, a New York banking corporation, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), and The First National Bank of Chicago, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as hereinafter defined) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined) and The Chase Manhattan Bank in its capacity as a "securities intermediary" as defined in Section 8.102(a)(14) of Revised Article F.

                                    RECITALS

         The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there will be issued _____ FELINE PRIDES (the "Securities").

         Each Security, at issuance, consists of a unit (the "Income PRIDES") comprised of (a) one Purchase Contract (as hereinafter defined) and (b) a ____% Trust Originated Preferred Security (the "Preferred Securities") issued by MCN Financing III (the "Trust"), having a stated liquidation amount equal to $50 (the "Stated Amount") and maturing on May __, 2002, unless settled earlier.

         The Company has caused the Underwriters, on its behalf, to purchase the Preferred Securities, with the proceeds of the offering of the Securities. The Company will convey such Preferred Securities to the Holders as a part of the Securities. Upon such conveyance the Preferred Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder.

         Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders (as defined in the Purchase Contract Agreement), from time to time, of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Preferred Securities and any Treasury Securities (as defined below) delivered in exchange therefor to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof.

         Accordingly, the Company, the Collateral Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

         Section 1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

                 (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                 (c) the following terms have the meanings assigned to them in the Purchase Contract Agreement: (i) Act, (ii) Board Resolution, (iii) Cash Settlement, (iv) Certificate, (v) Collateral Settlement, (vi) Common Stock, (vii) Opinion of Counsel, (viii) Purchase Price, (ix) Repayment Price, (x) Purchase Contract Settlement Date, (xi) Junior Subordinated Debentures, (xii) Termination Event, (xiii) Early Settlement, (xiv) Early Settlement Amount, (xv) Early Settlement Date,
         (xvi) Outstanding Securities, (xvii) Purchase Contract, (xviii) Certificate and (xix) Income PRIDES.

                 (d) the following terms have the meanings assigned to them in the Declaration: (i) Investment Company Event, (ii) Liquidation Distribution, (iii) Institutional Trustee, and (iv) Tax Event.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York (in the State of New York) are permitted or required by any applicable law to close.

         "Cash" means (i) any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts and (ii) immediately available federal funds deposited in a trust account for the sole and exclusive benefit of the Collateral Agent maintained with the Chase Manhattan Bank (or any successor Collateral Agent) in its commercial banking capacity which funds are on deposit at the Federal Reserve Bank of New York.

         "Code" has the meaning set forth in Section 6.1 hereof.

         "Collateral" has the meaning specified in Section 2 hereof.

         "Collateral" has the meaning specified in Section 2.1 hereof.

         "Collateral Account" means the account maintained at The Chase Manhattan Bank in the name "The Chase Manhattan Bank as Collateral Agent of MCN Corporation as pledgee of the First National Bank of Chicago as Purchase Contract Agent".

         "Collateral Agent" has the meaning specified in the first paragraph of this instrument.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor





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

shall have become such, and thereafter "Company" shall mean such successor.

         "Declaration" means the Amended and Restated Declaration of Trust, dated as of the date hereof, among the Company as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust.

         "Growth PRIDES" means Purchase Contracts with respect to which Treasury Securities have been substituted for Preferred Securities as collateral to secure the Holder's obligations under such Purchase Contracts.

         "Holder" when used with respect to a Security, or a Purchase Contract constituting a part thereof, means an Income PRIDES holder and/or a Growth PRIDES holder, as the case may be.

         "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge" has the meaning specified in Section 2 hereof.

         "Pledged Preferred Securities" has the meaning specified in Section
2.1 hereof.

         "Pledged Treasury Securities" has the meaning specified in Section 2.1 hereof.

         "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of Revised
Article 8) and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral.

         "Purchase Contract Agent" has the meaning specified in the first paragraph of this instrument.

         "Revised Article 8" means the 1994 Official Text of Revised Article 8 of the Uniform Commercial Code, together with conforming and miscellaneous amendments to Articles 1, 3, 4, 5, 9 and 10, 1994 Official Text, as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

         "Securities" has the meaning specified in the Recitals.

         "Stated Amount" has the meaning specified in the Recitals.

         "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

         "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 257, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

         "Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

         (i) in the case of Collateral consisting of Preferred Securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

         (ii) in the case of Collateral consisting of Preferred Securities maintained in book-entry form by (A) causing such Preferred Securities to be credited to a book-entry securities account of the recipient or an Intermediary and (B) causing such Intermediary, if any, (i) to send to the recipient confirmation of the





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

                   transfer of the relevant interest in such Collateral to the recipient and (ii) to identify by book-entry or otherwise such Collateral as subject to the relevant security interest in favor of the recipient, or causing such Preferred Securities to be transferred to the recipient in such other manner as the recipient may reasonably request; and

         (iii) in the case of securities issued by the United States in book-entry form, by causing a "securities intermediary" (as defined in Section 8.102(a)(14) of Revised Article 8) to credit a "securities entitlement" (as defined in Section 8.102(a)(17) of Revised Article 8) to a securities account maintained by or on behalf of such person.

         "Treasury Security" means a zero-coupon U.S. Treasury Security maturing on May 15, 2000 (Cusip Number 912820 AW7) (collectively, the "Treasury Securities").

         "Value" with respect to any item of Collateral on any date means, as to (i) a Preferred Security, the Stated Amount, (ii) Cash, the face amount thereof and (iii) Treasury Securities, the aggregate principal amount thereof at maturity.

         Section 2.  Pledge; Control and Perfection.

         Section 2.1. The Pledge. The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in all of the right, title and interest of such Holders in the Preferred Securities constituting a part of the FELINE PRIDES and all Proceeds thereof (including any Proceeds from the repayment of the Preferred Securities by the Trust) and any Treasury Securities delivered in exchange therefor, in each case that have been Transferred to or received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement (the "Collateral"), in payments made by Holders pursuant to Section 4.4 and in the Collateral Account, in any Trea-





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

sury Securities substituted for any Pledged Preferred Securities in accordance with Section 4 and any Junior Subordinated Debentures upon the occurrence of a Tax Event or an Investment Company Event as provided in Section 6.3. Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Income PRIDES holders, shall cause the Preferred Securities to be delivered to the Collateral Agent by book-entry transfer through the facilities of The Depository Trust Company to the account of the Collateral Agent designated by it for such purpose. In the event an Income PRIDES holder so elects, such Income PRIDES holders may Transfer Treasury Securities to the Collateral Agent for the benefit of the Company in exchange for the release by the Collateral Agent for the benefit of the Company of a Preferred Security to the Purchase Contract Agent on behalf of such Income PRIDES holder. Treasury Securities shall be Transferred to the Collateral Account maintained by the Collateral Agent by book-entry transfer to the account of the Collateral Agent or its Intermediary with the Federal Reserve Bank of New York in accordance with the TRADES Regulations. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, TRADES Regulations, the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction or Revised Article 8 as made applicable by the TRADES Regulations, the Collateral Agent shall be the Agent of the Company as provided herein. The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Preferred Securities or Treasury Securities subject to the Pledge, excluding any Preferred Securities or Treasury Securities released from the Pledge as provided in Section 4 hereof, are hereinafter referred to as "Pledged Preferred Securities" or the "Pledged Treasury Securities," respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral.

         Section 2.2. Control and Perfection. In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract

Agent or any of the Holders), to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of Revised Article 8) that the Company or the Collateral Agent on behalf of the Company may or the Collateral Agent on behalf of the Company in writing give with respect to the Collateral Account, the Collateral credited thereto and any security entitlements with respect to any thereof. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of the Preferred Securities, the Treasury Securities and any security entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any security entitlements with respect to any thereof, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. In addition, to further protect and perfect the Pledge, the Collateral Agent agrees that it will, until New York adopts Revised Article 8, at all times mark its books with respect to the Collateral Account to show that all securities credited thereto are subject to the Pledge in favor of the Company.

         Section 3. Distributions on Pledged Collateral. All payments of the Stated Amount of, or cash distributions on, any Pledged Preferred Securities and all payments of the principal of, or cash distribution on, any Pledged Treasury Securities received by the Collateral Agent and that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

                 (i) In the case of (A) cash distributions with respect to Pledged Preferred Securities and (B) any payments of the Stated Amount with respect to any Preferred Securities that have been released from the Pledge pursuant to Section 4 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of Securities, to the account designated by the Purchase Contract Agent for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day);

                 (ii) In the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section 4 hereof, to the Holders of the Growth PRIDES to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and

                 (iii) In the case of payments of the Stated Amount of any Pledged Preferred Securities or the principal of any Pledged Treasury Securities, to the Company on the relevant Payment Date in accordance with the procedure set forth in Section 6.2(a) or 6.2(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts.

All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing the Purchase Contract Agent shall receive any payments of the Stated Amount on account of any Preferred Security that, at the time of such payment, is a Pledged Preferred Security or a Holder of a Growth PRIDES shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, is Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obliga-





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

tions of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of Stated Amount or principal so received.

         Section 4. Substitution, Release, Repledge and Early Settlement of Preferred Securities.

         Section 4.1. Substitution of Preferred Securities and the Establishment of Growth PRIDES. At any time on or prior to the Business
Day immediately preceding the Purchase Contract Settlement Date, an Income PRIDES holder shall have the right to substitute Treasury Securities for the Pledged Preferred Securities securing such Holder's obligations under the Purchase Contract(s) comprising a part of its Income PRIDES in integral multiples of 20 Income PRIDES by (a) Transferring to the Collateral Agent Treasury Securities having a Value equal to the Stated Amount of the Pledged Preferred Securities and (b) delivering the related Income PRIDES to the Purchase Contract Agent, accompanied by a notice to the Purchase Contract Agent stating that the Income PRIDES holder has Transferred Treasury Securities to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Preferred Securities related to such Income PRIDES. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A. Upon receipt of the Treasury Securities from the Income PRIDES holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Preferred Securities and shall promptly Transfer such Preferred Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

         Section 4.2. Pledge of Preferred Securities and Re-establishment of Income PRIDES. At any time on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, a holder of Growth PRIDES shall have the right to establish or reestablish Income PRIDES consisting of the Purchase Contracts and Preferred Securities in integral multiples of 20 Income PRIDES by (a) Transferring Preferred Securities to the Collateral Agent with an instruction that the Collateral Agent (i) release Treasury Securities having a Value equal to the product of the Stated Amount and the number of related

Purchase Contracts and (ii) notify the Purchase Contract Agent of the receipt of the Preferred Securities and (b) delivering the certificates evidencing the Growth PRIDES to the Purchase Contract Agent. Upon receipt of the Preferred Securities and the instruction from the Growth PRIDES Holder, the Collateral Agent shall release the Treasury Securities requested by such Holder and shall promptly Transfer such Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

         Section 4.3. Termination Event. Upon receipt by the Collateral Agent of notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Preferred Securities and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Income PRIDES and the Growth PRIDES, respectively, free and clear of any lien, pledge or security interest created hereby.

         If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail immediately to effectuate the release and transfer of all Pledged Preferred Securities or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall (i) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if
(y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and transfer of all Pledged Preferred Securities or of the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Preferred Securities or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

         Section 4.4.  Cash Settlement.  Upon receipt by the Collateral Agent of
(a) notice from the Purchase Contract Agent prior to the Purchase Contract Settlement Date that a Holder elects to effect a Cash Settlement with respect to some or all of such Holder's Purchase Contracts in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement and (b) payment by such Holder prior to 9:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, of the Purchase Price of such Purchase Contracts by certified check or wire transfer in immediately available funds payable to or upon the order of the Company, then the Collateral Agent shall, after payment of the Purchase Price to the Company on the Purchase Contract Settlement Date, release from the Pledge and promptly Transfer to the Purchase Contract Agent Pledged Preferred Securities or Pledged Treasury Securities with a principal amount equal to the product of the Stated Amount and the number of Purchase Contracts as to which such Holder has elected to effect a Cash Settlement. The Collateral Agent shall promptly invest any funds received from a Holder in connection with a Cash Settlement in overnight federal funds and pay such funds to the Company on the Purchase Contract Settlement Date. The Collateral Agent shall distribute any funds received in respect of the interest earned from the investment in overnight Federal funds to the Purchase Contract Agent on the Purchase Date, for payment to the relevant Holders.

         Section 4.5. Early Settlement. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, Pledged Preferred Securities or Pledged Treasury Securities, as the case may be, with a principal amount equal to the product of (i) the Stated Amount times (ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement and shall Transfer all such Pledged Preferred Securities or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of the Holders.

         In the event a Holder has not made an effective Cash Settlement or an Early Settlement of such Purchase Contract, the Collateral Agent shall, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, present the related Preferred Securities to the Institutional Trustee for repayment at the Repayment Price and apply an amount equal to the product of the Stated Amount and the number of related Purchase Contracts to the Settlement of such Purchase Contracts. The Collateral Agent shall promptly invest any funds received in respect of the repayment of the Pledged Preferred Securities in overnight federal funds and pay such funds to the Company on the Purchase Contract Settlement Date. The Collateral Agent shall distribute any funds received (a) in excess of the aggregated Purchase Price of the Purchase Contract being settled hereby or (b) in respect of the interest earned from the investment in overnight federal funds to the Purchase Contract Agent on the Purchase Contract Settlement Date for payment to the relevant Holders.

         Without receiving any instruction from the Holder of Growth PRIDES, the Collateral Agent shall automatically apply the proceeds of the related Pledged Treasury Securities to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date. On the Business Day immediately prior to the Purchase Contract Settlement Date, the Collateral Agent shall invest the maturing Pledged Treasury Securities in overnight federal funds and pay such funds to the Company on the Purchase Contract Settlement Date.

         In the event the sum of the proceeds from the related Pledged Treasury Securities and the interest earned from the investment in overnight federal funds is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess to the Purchase Contract Agent for the benefit of the holder of the related Purchase Contracts on the Purchase Contract Settlement Date.

         Section 5. Voting Rights -- Preferred Securities. The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Preferred Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company or the Collateral Agent, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Preferred Securities; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Preferred Securities, including notice of any meeting at which holders of Preferred Securities are entitled to vote or solicitation of consents, waivers or proxies of holders of Preferred Securities, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt or a written request therefor from the Purchase Contract Agent, deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Preferred Securities (in form and substance satisfactory to the Collateral Agent) as shall be so requested.

         Section 6. Rights and Remedies; Investment Company Event; Tax Event etc.

         Section 6.1. Rights and Remedies of Collateral Agent. (a) The Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted), Revised Article 8 and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

         (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of principal payments of any Pledged Treasury Securities as provided in Section 3 hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Treasury Securities is a part under the related Purchase Contracts, the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code, Revised Article 8 and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

         (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the Stated Amount of, or cash distributions on, the Pledged Preferred Securities, or (ii) the principal of the Pledged Treasury Securities, subject, in each case, to the provisions of Section 3, and as otherwise granted herein.

         (d) The Purchase Contract Agent and each Holder of Securities, in the event such Holder becomes the holder of a Growth PRIDES, agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act or its own willful misconduct.

         Section 6.2. Tax Event, Investment Company Event, etc. Upon the occurrence of a Tax Event or an Investment Company Event or a liquidation of the Trust, a principal amount of the Junior Subordinated Debentures constituting the assets of the Trust and underlying the Preferred Securities equal to the aggregated Stated Amount of the Pledged Preferred Securities shall be delivered to the Collateral Agent in exchange for the Pledged Preferred Securities. In the event the Collateral Agent receives such Junior Subordinated Debentures in respect of Pledged Preferred Securities upon the occurrence of a Tax Event, Investment Company Event or liquidation of the Trust, the Collateral Agent shall Transfer the Junior Subordinated Debentures to the Collateral Account in the manner specified herein for Pledged Preferred Securities to secure the obligations of the Holders of Income PRIDES to purchase the Company's Common Stock under the related Purchase Contracts. Thereafter, the Collateral Agent shall have such security interests, rights and obligations with respect to the Junior Subordinated Debentures as it had in respect of the Pledged Preferred Securities as provided in Articles II, III, IV, V and VI hereof.

         Section 7.  Representation and Warranties; Covenants.

         Section 7.1. Representations and Warranties. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

                 (a) such Holder has the power to grant a security interest in and lien on the Collateral;

                 (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, calls, liabilities to pay money or other restrictions other than the security interest and lien granted under Section 2 hereof;

                 (c) upon the Transfer of the Collateral to the Collateral Agent, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

                 (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

         Section 7.2. Covenants. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

                 (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it; and

                 (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the transfer of the PRIDES.

         Section 8.  The Collateral Agent.  It is hereby agreed as follows:

         Section 8.1. Appointment, Powers and Immunities. The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder;
(c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section
8.2 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

         No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, the Collateral Agent and the Securities Intermediary in its individual capacity hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

         Section 8.2. Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing in this
Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

         Section 8.3. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

         Section 8.4. Rights in Other Capacities. The Collateral Agent and its affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent and any Holder of Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, and the Collateral Agent and its affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company; provided that the Collateral Agent covenants and agrees with the Company that the Collateral Agent shall not accept, receive or permit there to be created in its favor any security interest, lien or other encumbrance of any kind in or upon the Collateral.

         Section 8.5. Non-Reliance on Collateral Agent. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. The Collateral Agent shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their respective affiliates) that may come into the possession of the Collateral Agent or any of its affiliates.

         Section 8.6. Compensation and Indemnity. The Company agrees: (i) to pay the Collateral Agent from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent for all services rendered by it hereunder and (ii) to indemnify the

Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

         Section 8.7. Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto and/or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or (ii) the Collateral Agent shall have received security or an indemnity satisfactory to the Collateral Agent sufficient to save the Collateral Agent harmless from and against any and all loss, liability or expense which the Collateral Agent may incur by reason of its acting. The Collateral Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

         Section 8.8. Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below,
(a) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities, (b) the Collateral Agent may be removed at any time by the Company and (c) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

         Section 8.9. Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this
Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

         Section 8.10. Survival. The provisions of this Section 8.10 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

         Section 8.11. Indemnity. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, or any of them, incurred without any act or deed that is found to be attributable to gross negligence on the part of the Collateral Agent.

         Section 9.  Amendment.

         Section 9.1. Amendment Without Consent of Holders. Without the consent of any Holders, the Company, the Collateral Agent and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent and the Purchase Contract Agent, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

                 (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

                 (3) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent or Purchase Contract Agent; or

                 (4) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

         Section 9.2. Amendment with Consent of Holders. With the consent of the Holders of not less than 66 2/3% of the Outstanding Securities, by Act of said Holders delivered to the Company, the Purchase Contract Agent and the Collateral Agent, the Company, when authorized by a Board Resolution, the Purchase Contract Agent and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 (1) change the amount or type of Collateral underlying a Security, impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                 (2) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                 (3) reduce the percentage of Outstanding Securities the consent of whose Holders is required for any such amendment; or

                 (4) materially and adversely alter the rights of the holders of Preferred Securities.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.3. Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase

Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

         Section 9.4. Effect of Amendments. Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

        Section 9.5. Reference to Amendments. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

         Section 10.  Miscellaneous.

         Section 10.1. No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         Section 10.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent and the Holders from time to time acting through the Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 10.3. Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         Section 10.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

         Section 10.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 10.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         Section 10.7. Expenses, etc. The Company agrees to reimburse the Collateral Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

         Section 10.8. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

                 (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

                 (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the
         obligations of   Holders of Securities under the related Purchase
         Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

                 (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                           MCN CORPORATION


                                           By:_________________________
                                              Name:   Sebastian Coppola
                                              Title:  Senior Vice President
                                                      and Treasurer

                                           Address for Notices:

                                           MCN CORPORATION
                                           500 Griswold Street
                                           Detroit, Michigan 48226

                                           Attention:  Treasurer
                                           Telecopy:   (313) 256-5871




                                           The First National Bank of Chicago
                                           as Purchase Contract Agent and as
                                           attorney-in-fact of the Holders
                                           from time to time of the Securities


                                           By:__________________________
                                              Name:
                                              Title:

                                           Address for Notices:

                                           The First National Bank of Chicago
                                           One First National Plaza
                                           Suite 0126
                                           Chicago, Illinois  60670-0126

                                           Attention:  Corporate Trust Ser-
                                                       vices Division
                                           Telecopy:  (312) 407-1708

                                           The Chase Manhattan Bank
                                           as Collateral Agent and as
                                           Securities Intermediary


                                           By:_____________________
                                              Name:  L. O'Brien
                                              Title:  Senior Trust Officer

                                           Address for Notices:

                                           The Chase Manhattan Bank
                                           450 West 33rd Street
                                           15th Floor
                                           New York, New York 10001

                                           Attention:  Corporate Trust Admin-
                                                       istration Department
                                           Telecopy:  (212) 946-7800

                                                                       EXHIBIT A

                        INSTRUCTION TO COLLATERAL AGENT

The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York  10001
Attention: Corporate Trust
           Administration Department

          Re: FELINE PRIDES (the "Securities") consisting of, at issuance, __% Trust Originated Preferred Securities (the "Preferred Securities") of MCN Financing III and Purchase Contracts (the "Purchase Contracts") of MCN Corporation doing business as MCN Energy Group Inc. (the "Company")

            The First National Bank of Chicago (the "Purchase Contract Agent") hereby notifies you (the "Collateral Agent"), with reference to the Pledge Agreement dated as of March , 1997 (the "Pledge Agreement"; any capitalized term used herein and not defined shall have its respective meaning set forth in
the Pledge Agreement) among the Company, the Collateral Agent and       the
Purchase Contract Agent, as purchase contract agent and as attorney-in-fact for the Holders from time to time, pursuant to which the Purchase Contract Agent, on behalf of such Holders, has pledged the Pledged Preferred Securities constituting part of the Securities as security for such Holders' obligations under the related Purchase Contracts, that [holder of securities] (the "Holder") has elected to substitute $_______ aggregate principal amount of Treasury Securities in exchange for the Pledged Preferred Securities in accordance with the Pledge Agreement and has delivered such Treasury Securities and 20 Income PRIDES to the Purchase Contract Agent, together with a notice stating that the holder of securities has Transferred Treasury Securities to the Collateral Agent. The Purchase Contract Agent hereby instructs the Collateral Agent, upon receipt of such Pledged Treasury Securities, to release the Preferred Securities related to such Income PRIDES to the Purchase Contract Agent for the benefit of the Holder in accordance with the Holder's instructions.

            IN WITNESS WHEREOF, the undersigned, on behalf of the Purchase Contract Agent, has executed and delivered this Instruction as of the _____ day of _______, ____.

                                           THE FIRST NATIONAL BANK OF CHICAGO


                                           By:______________________
                                           Name:
                                           Title:





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